                                                                    Exhibit 99.1

                       Kewaunee Scientific Reports Results
                           For Year and Fourth Quarter

Exchange:  NASDAQ (KEQU)                         Contact: D. Michael Parker
                                                          704/871-3290

STATESVILLE, N.C. June 4--Kewaunee Scientific Corporation (Nasdaq: KEQU - news) today reported results for its fiscal year and fourth quarter ended April 30, 2003.

Sales for the year were $71,163,000, a decline of 16% from sales of $84,849,000 in the prior year. Sales during the year were significantly impacted by a decline in the number of medium-sized laboratory projects in the marketplace with products that could have been shipped in fiscal year 2003. Sales were further affected by a continuing decline in demand for technical products and certain manufacturing issues discussed below.

A net loss of $342,000, or $.14 per diluted share, was reported for the year. Excluding after-tax non-recurring charges of $909,000, net earnings for the year were $567,000, or $.23 per diluted share. Non-recurring charges included $695,000 associated with the relocation of the Company's technical products business from Lockhart, Texas, to Statesville, North Carolina, and $214,000 associated with the replacement of the Company's paint system in Statesville. Net earnings for the prior year were $1,900,000, or $.77 per diluted share.

Operating earnings for the year, especially in the third and fourth quarters, were impacted by the sales decline in medium-sized laboratory projects and a number of factors that adversely affected manufacturing operations. These included the relocation of the technical products business and the integration of the production of these products into the Statesville operation, the conversion to a new paint system, an unfavorable product sales mix between factories, and an increased number of orders specifying new or non-standard products.

On the positive side, the order backlog increased to a record $51 million at April 30, 2003, up from $34 million at April 30, 2002. This increase includes a number of new orders for larger laboratory projects. Orders for these larger projects provided little benefit to operations in fiscal year 2003, as they have shipping dates which begin in fiscal year 2004.

"Fiscal year 2003 was an extremely challenging year on a number of fronts," said William A. Shumaker, President and Chief Executive Officer of Kewaunee. "Decisive actions have been taken to address each of the issues which adversely affected our performance during the year, and we are confident that we have the significant problems resolved and behind us.

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"We feel Kewaunee is now poised for significantly improved sales and earnings in fiscal year 2004," Mr. Shumaker continued. "Our strong order backlog is providing us positive momentum as shipments from several large orders begin in the first quarter. This backlog also provides us a much-improved product mix for our factories. The consolidation of our manufacturing and distribution operations, our new state-of-the-art paint system, and other cost improvement activities implemented during the year, are reducing our operating costs. We are also encouraged by recent modest improvements we have seen in the marketplace for laboratory products and spending by customers in the high-tech market."

Sales for the fourth quarter ended April 30, 2003 were $15,472,000, a decline of 29% from sales of $21,786,000 in the comparable period last year. A net loss of $584,000, or $.24 per diluted share, was reported for the quarter. Excluding after-tax non-recurring charges of $304,000 related to the relocation of the technical products business, the net loss for the quarter was $280,000, or $.11 per diluted share. Both sales and earnings for the quarter were affected by the issues discussed above related to the financial results for the full year. Net earnings for the fourth quarter of the prior year were $553,000, or $.22 per diluted share.

Kewaunee Scientific Corporation is a recognized leader in the design, manufacture, and installation of scientific and technical furniture. The Company's corporate headquarters and manufacturing facilities are located in Statesville, North Carolina. Kewaunee Scientific's website is located at http://www.kewaunee.com.

Certain statements in this release constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could significantly impact results or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, services, and prices.




                   [see financial information on back of page]

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                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                                   Three Months Ended              Year Ended
                                                        April 30                    April 30
                                                   2003          2002          2003          2002
                                                   ----          ----          ----          ----
                                                        (Unaudited)

Net sales                                          $15,472     $21,786       $71,163       $84,849
Cost of products sold                               12,806      17,906        58,451        70,143
                                                   -------     -------       -------       -------
Gross profit                                         2,666       3,880        12,712        14,706

Operating expenses                                   3,855       3,110        13,476        11,801
                                                   -------     -------       -------       -------
Operating earnings (loss)                           (1,189)        770          (764)        2,905

Other (expense) income                                 (16)        (38)           28            (6)
Interest expense                                       (38)        (37)         (155)         (206)
                                                   -------     -------       -------       -------

Earnings (loss) before income taxes                 (1,243)        695          (891)        2,693
Income tax expense (benefit)                          (659)        142          (549)          793
                                                   -------     -------       -------       -------

Net earnings (loss) (See Note 1)                   $  (584)    $   553       $  (342)      $ 1,900
                                                   =======     =======       =======       =======

Net earnings (loss) per share (See Note 1)
     Basic                                          $(0.24)      $0.22        $(0.14)        $0.77
     Diluted                                        $(0.24)      $0.22        $(0.14)        $0.77
Weighted average number of common
   shares outstanding (in thousands)
     Basic                                           2,481       2,468         2,478         2,468
     Diluted                                         2,485       2,482         2,485         2,481


Note 1 - Excluding after-tax non-recurring charges of $304,000, the net loss for the quarter was $280,000, or $.11 per diluted share. Excluding after-tax non-recurring charges of $909,000, net earnings for the year were $567,000, or $.23 per diluted share.

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Condensed Consolidated Balance Sheets

                                 (in thousands)

                                                   April 30          April 30
Assets                                               2003              2002
------                                             --------          --------
Cash and cash equivalents                          $   520           $ 1,747
Receivables, less allowances                        16,138            18,979
Inventories                                          5,958             3,309
Prepaid expenses and other current assets            2,370             1,391
                                                   -------           -------
   Total current assets                             24,986            25,426
Net property, plant and equipment                   11,791            12,811
Property held for sale                               1,450                 -
Other assets                                         5,427             3,953
                                                   -------           -------
Total Assets                                       $43,654           $42,190
                                                   =======           =======

Liabilities and Stockholders' Equity

Short-term borrowings                              $ 1,416           $     -
Current portion of long-term debt                      681               681
Accounts payable                                     8,338             6,648
Other current liabilities                            2,893             3,280
                                                   -------           -------
   Total current liabilities                        13,328            10,609
Long-term debt                                       1,249             1,930
Other non-current liabilities                        3,139             2,739
Total stockholders' equity                          25,938            26,912
                                                   -------           -------
Total Liabilities and Stockholders' Equity         $43,654           $42,190
                                                   =======           =======